Exhibit 99.4

Bank Logo Here

YOU ARE CORDIALLY INVITED

to a Community Investors Meeting

to learn more about the Conversion of Versailles

Savings & Loan Company and the stock offering of

Versailles Financial Corporation

Senior executives of Versailles Savings & Loan Company and its investment bankers will present information and answer your questions about the Plan of Conversion from a mutual to a stock form of organization and the Prospectus, as well as about the business and operations of Versailles Savings & Loan Company.

Date #1	Date #2
Venue Location Address Time	Venue Location Address Time

Stock Information Center

Monday through Friday

10:00 a.m. to 5:00 p.m. Eastern time

Phone

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” If someone offers to lend you money so that you can participate or participate more fully in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists The opportunist may tell you that he or she is a lawyer or a consultant or a professional investor or some similarly impressive tale who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

Bank Logo Here

Date

Dear Friend:

We are pleased to announce that Versailles Savings & Loan Company is converting from the mutual to stock form of organization, subject to approval of the members of Versailles Savings & Loan Company. Versailles Savings & Loan Company will be the wholly owned subsidiary of a newly formed stock holding company named Versailles Financial Corporation. In connection with the conversion, Versailles Financial Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about an investment in the common stock of Versailles Financial Corporation, we are sending you the following materials which describe the conversion and stock offering.

PROSPECTUS: This document provides detailed information about Versailles Savings & Loan Company’s operations and the proposed conversion and offering of Versailles Financial Corporation common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 p.m., Eastern time, on __________ __, 2009.

As a friend of Versailles Savings & Loan Company, you will have the opportunity to buy common stock directly from Versailles Financial Corporation in the offering without paying a commission or fee, subject to our members’ priority subscription rights. If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at [stock info center #], Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern time. The Stock Information center will be closed on weekends and bank holidays.

We are pleased to offer you this opportunity to become a stockholder of Versailles Financial Corporation.

Sincerely,

Douglas P. Ahlers
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Bank Logo Here

Date

Dear Member:

We are pleased to announce that Versailles Savings & Loan Company is converting from the mutual to stock form of organization, subject to approval by the members of Versailles Savings & Loan Company at a Special Meeting of Members. Versailles Savings & Loan Company will be the wholly owned subsidiary of a newly formed stock holding company named Versailles Financial Corporation. In connection with the conversion, Versailles Financial Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

To accomplish the conversion we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form bearing your name and address. Regardless of whether you wish to buy stock, this proxy card should be signed, dated, and returned to us prior to the Special Meeting of Members on [special meeting date]. Please take a moment now to sign and date the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Versailles Savings & Loan Company to become stockholders of Versailles Financial Corporation. Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

•	Members have a right, but not an obligation, to buy Versailles Financial Corporation common stock and may do so without the payment of a commission or fee before it is offered to the general public.

•	Like all stock, shares of Versailles Financial Corporation common stock issued in this offering will not be insured by the FDIC.

The enclosed prospectus contains a complete discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Versailles Financial Corporation, we must receive your Stock Order and Certification Form and payment prior to 12:00 p.m., Eastern time, on ___________ __, 2009.

If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at [stock info center #], Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern time. The Stock Information center will be closed on weekends and bank holidays.

Sincerely,

Douglas P. Ahlers
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Bank Logo Here

__________ __, 2009

Dear Prospective Investor:

We are pleased to announce that Versailles Savings & Loan Company is converting from the mutual to stock form of organization, subject to approval by the members of Versailles Savings & Loan Company. Versailles Savings & Loan Company will be the wholly owned subsidiary of a newly formed stock holding company named Versailles Financial Corporation. In connection with the conversion, Versailles Financial Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Versailles Financial Corporation common stock as an investment. Please read the enclosed materials carefully.

PROSPECTUS: This document provides detailed information about the operations at Versailles Savings & Loan Company and a complete discussion of the proposed conversion and stock offering of Versailles Financial Corporation.

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 p.m., Eastern time, on ___________ __, 2009.

We invite you and other community members to become stockholders of Versailles Financial Corporation. Through this offering you have the opportunity to buy stock directly from Versailles Financial Corporation without paying a commission or a fee.

If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at [stock info center #], Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern time. The Stock Information center will be closed on weekends and bank holidays.

Sincerely,

Douglas P. Ahlers
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

FACTS ABOUT CONVERSION

The Board of Directors of Versailles Savings & Loan Company unanimously adopted a Plan of Conversion (the “Plan”) pursuant to which Versailles Savings & Loan Company will convert from the mutual to the stock form of organization.

This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the common stock of Versailles Financial Corporation, the newly-formed corporation that will become the holding company for Versailles Savings & Loan Company following the conversion.

Investment in the common stock of Versailles Financial Corporation involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS VERSAILLES SAVINGS & LOAN COMPANY CONVERTING TO THE STOCK HOLDING COMPANY FORM OF ORGANIZATION?

A conversion to the stock holding company form of organization will enable Versailles Savings & Loan Company to access additional capital through the sale of common stock by Versailles Financial Corporation. This additional capital may be used to support future lending and operational growth, enhance profitability and earnings through reinvesting the proceeds, support future expansion of operations through the establishment or acquisition of a new home office and implement equity compensation plans to retain and attract qualified directors and employees.

WHAT EFFECT WILL THE CONVERSION HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?

The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of Versailles Savings & Loan Company will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

ARE VERSAILLES SAVINGS & LOAN COMPANY’S DEPOSITORS REQUIRED TO PURCHASE STOCK IN THE CONVERSION?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of Versailles Savings & Loan Company. The conversion will allow depositors of Versailles Savings & Loan Company an opportunity to buy common stock and become shareholders of Versailles Financial Corporation.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?

Certain past and present depositors, as well as the company’s tax qualified employee benefit plans, of Versailles Savings & Loan Company are eligible to purchase common stock in the subscription offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

Versailles Financial Corporation is offering up to 575,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share, through the prospectus.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. The maximum individual purchase is 15,000 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 30,000 shares of common stock, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?

No. Like any other common stock, Versailles Financial Corporation’s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained on the back of the stock order form. Your order must be received by 12:00 p.m., Eastern time, on __________.

HOW MAY I PAY FOR MY COMMON STOCK?

First, you may pay for common stock by check or money order made payable to Versailles Financial Corporation. Interest will be paid by Versailles Financial Corporation on these funds at Versailles Savings & Loan Company’s passbook savings rate from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your savings account or certificate of deposit at Versailles Savings & Loan Company for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. There is no penalty for early withdrawal from a certificate of deposit.

CAN I PURCHASE STOCK USING FUNDS IN MY VERSAILLES SAVINGS & LOAN COMPANY IRA?

Yes. To do so, however, you must first establish a self-directed IRA at an unaffiliated brokerage firm or trust department and transfer a portion or all of the funds in your IRA at Versailles Savings & Loan Company. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

Following the offering, Versailles Financial Corporation’s board of directors will consider a policy of paying regular cash dividends. However, whether or not dividends will be paid, the timing and amount of such dividends is currently undetermined.

HOW WILL THE COMMON STOCK BE TRADED?

Versailles Financial Corporation’s stock is expected to trade on the OTC Bulletin Board. However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF VERSAILLES SAVINGS & LOAN COMPANY PLANNING TO PURCHASE STOCK?

Yes! The executive officers and directors, together with their associates, of Versailles Savings & Loan Company plan to purchase, in the aggregate, $1.0 million worth of stock or approximately 24.0% of the common stock offered at the minimum of the offering range.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common stock in the conversion.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?

Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion. Your “YES” vote is very important!

PLEASE VOTE, SIGN, DATE AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. Please vote all of the proxy cards you receive.

HOW MANY VOTES DO I HAVE?

Every depositor is entitled to cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

For additional information please call our stock information center Monday – Friday, from 10:00 a.m. to 5:00 p.m., Eastern time. The Stock Information Center will be closed on weekends and bank holidays.

Toll free at _____________

QUESTIONS

AND

ANSWERS

{Versailles Financial Corporation Logo}

Proposed Holding Company for

Versailles Savings & Loan Company

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

_________ __, 2009

To Members and Friends

of Versailles Savings & Loan Company

Keefe, Bruyette & Woods, Inc., a member of the Financial Industry Regulatory Authority, is assisting Versailles Savings & Loan Company in converting from the mutual to stock form of organization, subject to approval by the members of Versailles Savings & Loan Company. Upon completion of the conversion, Versailles Savings & Loan Company will be a wholly owned subsidiary of a newly formed stock holding company, Versailles Financial Corporation. In connection with the conversion, Versailles Financial Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Versailles Financial Corporation, we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Versailles Financial Corporation common stock being offered to members of Versailles Savings & Loan Company and various other persons until 12:00 p.m., Eastern time, on _____________, 2009. Please read the enclosed prospectus carefully for a complete description of the conversion and stock offering. Versailles Financial Corporation has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions regarding the conversion and stock offering, please call our Stock Information Center, toll free, at [stock info center #], Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern time. The Stock Information center will be closed on weekends and bank holidays.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

<Bank Logo>

Dear Member:

We are pleased to announce that Versailles Savings & Loan Company is converting from the mutual to stock form of ownership, subject to approval by the members of Versailles Savings & Loan Company at a Special Meeting of Members. Versailles Savings & Loan Company will be the wholly owned subsidiary of a newly formed stock holding company named Versailles Financial Corporation. In connection with the conversion, Versailles Financial Corporation is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

Unfortunately, Versailles Financial Corporation is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical for reasons of cost or otherwise. Accordingly, this letter and the enclosures should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Versailles Financial Corporation.

However, as a member of Versailles Savings & Loan Company you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on _________, 2009. Enclosed is a proxy statement describing the Plan of Conversion, your voting rights and proxy cards. YOUR VOTE IS VERY IMPORTANT. Your proxy card(s) should be signed and returned to us prior to the Special Meeting of Members on ____________, 2009. Please take a moment now to sign the enclosed proxy card(s) and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

Please remember:

•	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

I invite you to attend the Special Meeting on __________, 2009. Whether or not you are able to attend, please complete the enclosed proxy card(s) and return it in the enclosed envelope.

Sincerely,

Douglas P. Ahlers
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[BANK LOGO HERE]

PROXY GRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert Versailles Savings & Loan Company from the mutual to stock form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Conversion

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received.

Thank you,

Douglas P. Ahlers
President and Chief Executive Officer
Versailles Savings & Loan Company

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call STOCK INFO #.

[BANK LOGO HERE]

PROXY GRAM II

PLEASE VOTE TODAY

We recently sent you a proxy statement and related materials regarding a proposal to convert Versailles Savings & Loan Company from a mutual savings and loan association to a stock holding company form of organization.

Your vote on the Plan of Conversion has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage.

Not Returning Your Proxy Cards has the Same Effect as Voting “Against” the Conversion

Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion

Our Reasons for the Corporate Change

Our primary reasons for converting and raising additional capital through the offering are to:

•	support our internal growth through lending in communities we serve or may serve in the future

•	support the introduction of new financial products and services to enhance our competitive position and customer experience

•	provide better capital management tools, including the ability to pay dividends and to repurchase shares of our common stock, subject to market conditions and the judgment of our board

•	retain and attract qualified personnel by establishing stock-based benefit plans for management and employees

•	Provide additional financial resources to build or acquire a new larger home office facility

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received.

Thank you,

Douglas P. Ahlers
President and Chief Executive Officer
Versailles Savings & Loan Company

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

For further information, call STOCK INFO CENTER #.

{VERSAILLES LOGO}

                    , 2009

Dear Valued Versailles Savings & Loan Company Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Versailles Savings & Loan Company from the mutual to the stock form of organization. This conversion will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.

If you have already mailed your proxy, please accept our thanks and disregard this request. If you have not yet voted your card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on                     , 2009 is fast approaching and we’d like to receive your vote as soon as possible.

Voting “FOR” the conversion does not affect the terms or insurance on your accounts. For further information, please call our Stock Information Center at (xxx) xxx-xxxx.

Best regards and thank you,

Douglas P. Ahlers
President and Chief Executive Officer

The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.